Security Devices International Hits Production Milestone of
1,000 Units and Delivers First Byrna Personal Security Devices
to US Customers

WAKEFIELD, Mass., June 18, 2019 (GLOBE NEWSWIRE) -- Security Devices International Inc. (“SDI”) (OTCQB: SDEV)(CSE: SDZ), an established non-lethal technology company that has historically served the highly regulated law enforcement market announced the first US deliveries of its new breakthrough non-lethal personal security device, the Byrna™ HD. The Byrna line of personal security devices is targeted at the enormous home defense and private security markets. The Byrna HD does not require any federal permit to own and operate and is legal in most states.

The Byrna HD, is the first in a line of new handheld personal security devices that SDI is bringing to market. The Byrna HD is specifically designed for the home defense market and is extremely effective at deterring, disabling and temporarily incapacitating an intruder or would be assailant at safe standoff distances of up to 60 feet. The first shipments reached U.S. customers on June 5th, 2019. The Company has already started receiving re-orders of the practice rounds and CO2 cartridges.

“We are pleased to announce that several critical milestones were reached last week as we produced our 1,000th Byrna HD launcher and shipped our 500th Byrna kit to the United States. Production in South Africa has been moved to a new facility, Roboro Industries (PTY) LTD, a company owned and operated by individuals with decades of experience in both manufacturing generally and the production of non-lethal weapons specifically. Bryan Ganz, President & CEO of SDI stated “We believe that the partnership with Roboro will allow SDI to achieve the quality levels and production numbers needed to both quickly fill our back orders and meet anticipated demand for the Byrna HD.”

Total production for the 3rd Quarter (ending August 31st) is slated to be approximately 3000 units with 700 units planned for June, 1,000 units planned for July, and 1,300 units scheduled to be produced in August. At this rate, SDI will be able to work through its back orders by the end of Q3 and begin focusing on new business development. The Company expects Q3 sales to be in excess of $750,000.00 (more than a 450% increase from the Company’s best quarter).

SDI is reviewing the formulation and production of its Byrna Black chemical irritant rounds after it received a complaint that there was an ineffective round sent to a customer. Although all rounds tested by the Company have been effective, SDI is reviewing the formulation to ensure the rounds produce the desired deterrent effect on anyone unlucky enough to be on the receiving end of the Company’s chemical irritant projectiles. In the interim orders are being filled with an alternative formulation that does not include PAVA and with the Company’s all natural Jingle Ball projectiles. Customers who were shipped the original Byrna Black projectiles are being provided with the replacement projectiles free of charge, and have been advised that pending completion of the review they should not to rely on the projectiles originally shipped with their kits for self-defense. The new projectiles should be ready for shipment by the end of the month.

The Company has been preparing its sales and marketing campaign to be launched as soon as it has adequate stock to be able to fill orders as they are received. Victor Eng, Head of Social Media Sales & Marketing at SDI stated “we are just now working through our back orders. We don’t want to be right back in the situation where orders are being placed on back order as sales outstrip production. Our goal is to grow sales and production in concert with production ramping up as sales increase. We are confident that with our new partner, Roboro, it won’t be long before we can kick off several highly qualified email, social media, and influencer campaigns that we are just waiting to “pull the trigger on!” SDI expects to launch its sales and marketing campaign either just before or just after the July 4th Holiday Weekend.

SDI redeemed $1.4 million CAD of Senior Secured Debentures plus accrued interest on June 6th. These bonds carried an interest rate of 12%.

About Security Devices International

Security Devices International, Inc. (CSE: SDZ) (OTCQB: SDEV) is a technology company specializing in the areas of Personal Security Devices, Military, Law Enforcement, Corrections, and Private Security. The Company develops and manufactures innovative, less lethal equipment and munitions. For more information on SDI, please visit the corporate website here or the company’s investor relations site here.

About the Byrna™ HD Personal Security Device

The Byrna™ HD is a disruptive new non-lethal device aimed at the home defense and personal security markets. Its small size (similar to popular lethal handguns on the market today), ease of obtaining, ease of carry, effectiveness in deterring or stopping an intruder, and accessible price point should be appealing to individuals who want protection, but either don't want the hassle of obtaining a gun license or don't want the risk of having a hand gun in their home, as well as to gun enthusiasts who appreciate a precision piece of equipment and want something in their collection that is both effective and non-lethal.

The Byrna™ HD comes with multiple easily reloadable magazines that can hold five .68 caliber highly effective payload rounds designed to burn an assailant’s eyes and respiratory system upon contact. The Byrna also comes with inert and impact rounds that can be used for training. Accurate up to 60 feet, the Byrna™ HD is fitted with a picatinny rail that allows owners to mount either a laser sight or flashlight making it easy for novices to fire it accurately. The Byrna™ HD provides homeowners, women, retirees, and others whose work or daily activities may put them at risk of being a victim with easy access to an effective, non-lethal way to protect themselves and their loved ones from threats to their person or property. It also is ideal for boaters, truckers, RV owners, campers and gun enthusiasts around the world.

For more information on the Byrna™, please click here.

The Byrna HD is not a “firearm” under federal law and does not require a federal gun license. State laws and local ordinances may regulate its possession, use, and carry in certain localities.

Forward Looking Statement

This news release includes certain “forward looking statements” reflecting management’s current expectations of future events including, without limitation, those about the anticipated production, production rate, delivery, effectiveness, regulation, legality, performance, sales, and marketing of the Byrna™ HD and Byrna projectiles, and the anticipated market response. These statements involve risks and uncertainties, and actual results may differ from current expectations. Risks and uncertainties include without limitation: design flaws; implementation of design changes, production problems or changes that cause manufacturing or shipping delays, quality problems, cost overruns; the transition of production to a new facility and training of new personnel, the testing process and results of testing on the Byrna Black rounds , other issues related to the formulation or effectiveness of the Company’s rounds, the Company’s dependence in part or in whole on the performance of third parties including those located outside the United States in connection with sourcing of components, distribution and resale, and logistic and assembly services; the dependency of the Company on proprietary and other intellectual property, which may not be available to the Company on commercially reasonable terms or at all; the impact of unfavorable legal proceedings, including intellectual property disputes; the impact of state and local laws and regulation or changes to laws and regulations including licensing, registration, and certification laws related to sale, possession or use of Byrna products or pepper-based defense products; the ability of the Company to manage risks associated with its activities at a manageable cost, including complying with applicable laws and regulations, and renewing and maintaining adequate insurance; and competition from less expensive or superior products that may be developed. Except as required by law, SDI disclaims any intention and assumes no obligation to update or revise any forward-looking statements to reflect actual results, whether as a result of new information, future events, changes in assumptions, changes in factors affecting such forward-looking statements or otherwise.

Investor Relations
Bryan S. Ganz
President and CEO
781-420-1428
bryan@byrna.com